UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2008

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33480 (Commission File Number)	33-0968580 (IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 200 Seal Beach, California		90740
(Address of Principal Executive Offices)		Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

Membership Interests Purchase and Sale Agreement

On August 15, 2008, CE Dallas Renewables LLC (“CE Dallas”), a joint venture between Clean Energy, our wholly-owned subsidiary (“Clean Energy”), and Cambrian Energy McCommas Bluff LLC (“Cambrian”), acquired all of the outstanding membership interests of Dallas Clean Energy, LLC (“DCE”), pursuant to a Membership Interests Purchase and Sale Agreement (“Purchase Agreement”) among (i) CE Dallas, (ii) Clean Energy, (iii) Cambrian, (iv) Camco DCE, Inc. and Camco DCE Limited (together, the “sellers”), and (v) Camco International Ltd (collectively with the sellers, the “selling parties”).  DCE owns a facility that collects, processes and sells landfill gas at the McCommas Bluff landfill located in Dallas, Texas.

Under the terms of the Purchase Agreement, CE Dallas paid to the sellers at the closing an aggregate of $19.1 million in cash, of which $1.0 million was deposited into a third-party escrow as security for indemnification claims CE Dallas or its successors and assigns may bring against the selling parties under the Purchase Agreement. The amount remaining in the escrow will be released to the sellers on August 15, 2009, except for amounts subject to pending indemnification claims, if any; provided that (i) up to $250,000 will be released to the sellers on November 15, 2008, but only to the extent the reserve set aside for pending indemnification claims at such time does not equal or exceed $750,000; and (ii) up to an additional $250,000 will be released to the sellers on February 15, 2009, but only to the extent the reserve set aside for pending indemnification claims at such time does not equal or exceed $500,000.

A complete copy of the Purchase Agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Clean Energy borrowed $18.0 million from PlainsCapital Bank and contributed it to CE Dallas to help finance the acquisition of DCE, in accordance with the Credit Agreement described below in “Credit Agreement with PlainsCapital Bank,” together with $400,000 of its own funds.  On the same date, Clean Energy also borrowed an additional $4.1 million from PlainsCapital Bank under the Credit Agreement to pay certain costs and expenses related to the acquisition transaction.

Limited Liability Company Agreement of CE Dallas Renewables LLC

On August 15, 2008, Clean Energy and Cambrian entered into a Limited Liability Company Agreement of CE Dallas Renewables LLC (“LLC Agreement”).  Under the terms of the LLC Agreement:

•      Capital Contributions.  Clean Energy made a capital contribution of $18.4 million in cash in exchange for a 70% membership interest in CE Dallas.  Cambrian made a capital contribution of (i) $1,000, (ii) a release of claims against Camco DCE, Inc, Camco DCE Limited and Camco International Limited, and (iii) certain other contractual rights, in exchange for a 30% membership interest in CE Dallas.

•      LLC Management.  CE Dallas will be managed by a board of managers consisting of three managers, two of whom will be appointed by Clean Energy and one of whom will be appointed by Cambrian.  The board of managers has appointed a management company to serve at the direction of the board of managers.  Cambrian Energy Management LLC will serve as the initial management company for the first 12 months and month-to-month thereafter, subject to the termination of such service in accordance with the terms of the LLC Agreement.

•      Clean Energy Loan.  Clean Energy agreed to loan to CE Dallas up to an aggregate of $14.0 million to pay for certain costs and capital expenditures necessary to increase the intake, processing capacity and gas output of the McCommas Bluff facility.  See “Loan Agreement with CE Dallas Renewables LLC” below for more information.

•      Cambrian Option.  Clean Energy granted to Cambrian an exclusive, non-assignable option to purchase from Clean Energy up to and including a 19% membership interest in CE Dallas.  The exercise price of the option is $368,000 for each 1%, up to $6,992,000 for the total 19%.  The option may be exercised in whole or in part (but only in 1% increments) during the ten-year period commencing on the date which the Clean Energy loan described under “Loan Agreement with CE Dallas” below has been repaid in full.

•      Drag Along Right.  If one or more members propose to sell all of the membership interests owned by such member(s) (so long as such member(s) collectively hold 51% or more of the total outstanding membership interests in the company), in one or more related transactions to a bona fide third party purchaser on an arm’s length basis, such members will have the right to require all of the other members to sell all of their membership interests upon the same terms.

•      Buy-Sell Option.  After December 31, 2009, a member (the “Initiating Member”) desiring to acquire all of the membership interests of the remaining members may provide a written notice (“Buy/Sell Notice”) to the remaining members (the “Target Members”) setting forth the Stated Value (described below) and stating that the Initiating Member will either sell all of the Initiating Member’s membership interests or purchase all of the membership interests of the Target Members at the price determined based on the Stated Value.

•      The “Stated Value” contained in the Buy/Sell Notice would be a hypothetical cash price for all the assets of the company without assumption of funded indebtedness of CE Dallas.

•      The price payable to a selling member would be the amount that the selling member (be that the Initiating Member or the Target Members) would receive with respect to the membership interests of such selling member upon a dissolution of the company following a sale of all assets of the company for cash in the amount of the Stated Value.

•      Upon a sale pursuant to a Buy/Sell Notice, each selling member and its affiliates would repay all indebtedness of the company to such member or its affiliates to the extent there would be funds available to pay such indebtedness upon such a sale at the Stated Value.

•      Each Target Member will reply in writing to the other members and the company within 180 days of receiving a Buy/Sell Notice as to whether the Target Member will sell the Target Member’s membership interests to the Initiating Member or purchase the Initiating Member’s membership interests.  Failure by the Target Member to respond in writing within the 180 day time period will be deemed an election by the Target Member to sell the Target Member’s membership interests to the Initiating Member.

•      The purchase and sale of the membership interests pursuant to the Buy/Sell Notice would be consummated within 90 days after the termination of the 180 day notice period.

•      For so long as Clean Energy has any obligations to PlainsCapital Bank to repay outstanding debt, a condition precedent to closing a sale under the Buy/Sell Notice would be the payment in full of such debt and payment of all amounts by Clean Energy in connection therewith.  See “Credit Agreement with PlainsCapital Bank” below for more information.

Immediately after the closing of the acquisition of DCE by CE Dallas, on August 15, 2008, CE Dallas merged with and into DCE, with DCE surviving.  Upon the effectiveness of the merger, the LLC Agreement became the limited liability company agreement of DCE, and Clean Energy and Cambrian became the holders of 70% and 30% of the outstanding membership interests of DCE, respectively.

A complete copy of the LLC Agreement is attached as Exhibit 99.2 to this report and is incorporated herein by reference. The summary of the LLC Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement.

Loan Agreement with CE Dallas Renewables LLC

On August 15, 2008, Clean Energy and CE Dallas entered into a Loan Agreement (“Loan Agreement”) pursuant to which Clean Energy agreed to provide secured financing to CE Dallas on the following terms and conditions:

•      Loans from Clean Energy.  During the period commencing August 15, 2008 and ending July 29, 2013, CE Dallas may, from time to time, request to borrow funds from Clean Energy, provided that: (i) the aggregate initial principal amount of all loans made by Clean Energy to CE Dallas as of the date of any such request (including any loans related to the issuance of letters of credit), less the amount of any reserve established for letters of credit, may not exceed $14,000,000; and (ii) all other applicable conditions precedent set forth in the Loan Agreement are satisfied.  On the date of the Loan Agreement, CE Dallas was deemed to have requested, and Clean Energy was deemed to have made, a loan of $714,000, which amount was paid by Clean Energy directly to the sellers under the Purchase Agreement in connection with the acquisition of DCE by CE Dallas.

•      No Re-Borrowing.  Amounts borrowed under the Loan Agreement and repaid or pre-paid by CE Dallas may not be re-borrowed.

•      Letters of Credit.  During the period commencing August 15, 2008 and ending July 29, 2013, CE Dallas may request that Clean Energy or one of its affiliates, as the account party, procure the issuance of one or more letters of credit in such amounts and in favor of such beneficiaries as may be requested by CE Dallas.  Clean Energy is not obligated to honor any such request.  Upon the drawing of any amount under any letter of credit procured by Clean Energy or its affiliates, CE Dallas will be deemed to have requested, and Clean Energy will have been deemed to have made, a loan in an amount equal to the amount drawn upon such letter of credit.  A reserve will be established against the availability of loans under the Loan Agreement in an amount equal to 105% of the undrawn face amount of all letters of credit.  Upon the earlier of the due date or date of payment of any costs, fees or expenses incurred by Clean Energy or any of its affiliates in connection with procuring the issuance of any such letter of credit, CE Dallas will be deemed to have requested, and Clean Energy will have been deemed to have made, a loan in an amount equal to such costs, fees or expenses.

•      Interest Rate.  All outstanding obligations under the Loan Agreement will bear interest on the unpaid principal amount thereof (including on the unpaid principal amount of the loans and, to the extent permitted by law, on interest thereon or fees not paid when due) at a per annum rate of 12%.  Additionally, the aggregate undrawn amount of all letters of credits will bear interest in the same fashion as the outstanding obligations referred to above.  Notwithstanding the foregoing, upon the occurrence of any default under the Loan Agreement, all such outstanding obligations referred to above will, at the option of Clean Energy, bear interest at a per annum rate of 15%.

•      Payment of Loan.  CE Dallas will pay interest on September 30, 2008, and then on the last day of each calendar quarter thereafter until payment in full of any principal outstanding under the Loan Agreement.  CE Dallas will repay principal in an amount equal to the lesser of (i) the aggregate principal amount of the then outstanding loans and (ii) $2,800,000, beginning on August 1, 2009, and on each anniversary thereafter, and ending on August 1, 2013, on which date CE Dallas will repay the remaining principal balance plus any interest then due.

•      Voluntary Prepayments.  CE Dallas may prepay principal in full or in part at any time without the payment of a prepayment fee or premium.  Any prepayment will be applied to the most remote payment of principal due under the Loan Agreement.

•      Mandatory Prepayments.  CE Dallas must prepay the outstanding principal amount of the loans following the receipt by CE Dallas or any of its subsidiaries of:

•      Net cash sales proceeds from any asset disposition by an amount equal to 100% of the amount of such net cash sales proceeds.

•      Net cash proceeds from the sale, loss, destruction, taking, or condemnation of any assets of CE Dallas or any of its subsidiaries by an amount equal to 100% of the amount of such net cash proceeds.

•      Net cash issuance proceeds from the issuance of indebtedness of CE Dallas or any of its subsidiaries by an amount equal to 100% of the amount of such net cash issuance proceeds.

•      Net cash issuance proceeds from the issuance of equity of CE Dallas or any of its subsidiaries by an amount equal to 100% of the amount of such net cash issuance proceeds if such equity is issued for any reason other than for the purpose of acquiring specific property substantially concurrently therewith.

•      Ancillary Agreements.  In connection with the Loan Agreement, on August 15, 2008, Clean Energy, CE Dallas and Cambrian also entered into the following ancillary agreements:

•      Promissory Note.  CE Dallas executed a promissory note in favor of Clean Energy pursuant to which CE Dallas promised to pay to Clean Energy $14,000,000 or such lesser amount as it is then obligated to pay to Clean Energy under the Loan Agreement.

•      Security Agreement.  To secure the indebtedness and obligations of CE Dallas to Clean Energy under the Loan Agreement (and any related documents), CE Dallas and Clean Energy entered into a Security Agreement pursuant to which CE Dallas granted to Clean Energy a security interest in all of the right, title and interest of CE Dallas in and to all of its assets.

•      Pledge Agreement.  To secure the indebtedness and obligations of Cambrian to Clean Energy under the Non-Recourse Guaranty (described below), Cambrian and Clean Energy entered into a Pledge Agreement pursuant to which Cambrian granted to Clean Energy a security interest in all of its membership interests in CE Dallas (and any distributions, redemption payments, liquidation payments, interest or premiums with respect to such membership interests).

•      Non-Recourse Guaranty.  Cambrian and Clean Energy entered into a Non-Recourse Guaranty pursuant to which Cambrian guaranteed the full and prompt payment of all indebtedness and obligations of CE Dallas to Clean Energy when due.  The only recourse for Clean Energy for the satisfaction of the liability of Cambrian under the Non-Recourse Guaranty is to foreclose upon the collateral pledged by Cambrian to Clean Energy under the Pledge Agreement.

•      Letter Agreement re Subordination of Management Fees.  Cambrian and Clean Energy entered into a letter agreement pursuant to which Cambrian agreed to subordinate all management fees or compensation payable to it or its affiliates by CE Dallas to all amounts owed to Clean Energy in connection with the indebtedness and obligations of CE Dallas to Clean Energy under the Loan Agreement.

Immediately after the closing of the acquisition of DCE by CE Dallas, on August 15, 2008, CE Dallas merged with and into DCE, with DCE surviving.  Upon the effectiveness of the merger, DCE assumed all of the indebtedness and obligations of CE Dallas under the Loan Agreement and all instruments, documents and agreements executed in connection with the Loan Agreement, including the Promissory Note and the Security Agreement.

Complete copies of the Loan Agreement, Promissory Note, Security Agreement, Pledge Agreement, Non-Recourse Guaranty and Letter Agreement re Subordination of Management Fees are attached as Exhibits 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8 to this report, respectively, and are incorporated herein by reference. The summary of the agreements described above does not purport to be complete and is qualified in its entirety by reference to such agreements.

Credit Agreement with PlainsCapital Bank

On August 15, 2008, we and Clean Energy, our wholly-owned subsidiary (collectively, “we,” “our” or “us”), entered into a Credit Agreement (“Credit Agreement”) with PlainsCapital Bank (“PCB”) pursuant to which PCB agreed to provide secured financing to us on the following terms and conditions:

•      Facility A Loan.  PCB loaned us $18,000,000 (the “Facility A Loan”) upon the execution of the Credit Agreement.

•      Facility B Loans.  During the time period commencing August 15, 2008 and ending February 15, 2009, we may, from time to time, request one or more additional loans from PCB (collectively, the “Facility B Loans”), provided that: (i) the aggregate amount of the Facility B Loans made by PCB, after giving effect to such requested loan(s), does not exceed $12,000,000; and (ii) all other applicable conditions precedent set forth in the Credit Agreement are satisfied. Upon the execution of the Credit Agreement, PCB loaned us Facility B Loans in the aggregate amount of $4.1 million.

•      Interest Rate.  Interest accrues daily on the Facility A Loan and the Facility B Loans at the following rate (the “Adjusted Base Rate”): the greater of (i) for each calendar month, the prime rate of interest for the United States published in the Borrowing Benchmarks section of the Wall Street Journal on the first business day of such calendar month, plus 0.50% per annum (the “Base Rate”), and (ii) 5.50% per annum; except that the interest rate may never exceed the maximum interest rate allowed by applicable law.  If we are in default under the Credit Agreement, the interest rate for the Facility A Loan and the Facility B Loans will be, at the time in question, the Base Rate then in effect plus 5.00% per annum, unless otherwise agreed by PCB.

•      Payments under Facility A Loan.  The first payment of principal and interest on the Facility A Loan in the amount of $153,868 will be due and payable on September 15, 2008.  Each subsequent payment of principal and interest will be in such amount as determined by PCB to be necessary to amortize the principal balance of the Facility A Loan in level payments of principal and accrued interest over 14 year period (calculated using the Adjusted Base Rate then in effect); and each such payment will be due on the 15th of each month commencing October 15, 2008, and continuing regularly thereafter until August 15, 2013, at which time the entire amount of the principal and interest then remaining unpaid under the Facility A Loan will become due and payable.

•      Payments under Facility B Loan.  Interest computed upon the unpaid principal balance of the Facility B Loans will be due and payable quarterly as it accrues commencing on September 30, 2008, and continuing regularly on the last day of each fiscal quarter thereafter until payment in full of any principal outstanding amount of the Facility B Loans.  The principal amount of the Facility B Loans will be due and payable in annual payments commencing on August 1, 2009, and continuing on each anniversary date thereafter, with each such payment being in an amount equal to the lesser of (i) the aggregate principal amount of the Facility B Loans then outstanding and (ii) $2,800,000; provided that on August 15, 2013, the entire amount of principal and interest then remaining unpaid under the Facility B Loans will become due and payable.

•      Voluntary Prepayments.  We may from time to time, and without premium or penalty, prepay the Facility A Loan and the Facility B Loans.  Each prepayment of principal will be accompanied by all interest then accrued and unpaid on the principal so prepaid.

•      Mandatory Prepayments.  We are required to make the following mandatory repayments of the Facility A Loan and the Facility B Loans:

•      Clean Energy will immediately deliver to PCB all proceeds (net of reasonable expenses) received by Clean Energy from the sale of membership interests in CE Dallas (and following the merger of CE Dallas with and into DCE, in DCE) to Cambrian pursuant to Cambrian’s exercise of the option described under “Limited Liability Company Agreement of CE Dallas Renewables LLC – Cambrian Option” above.  All of such amounts will be applied as a prepayment of the Facility A Loan; and to the extent that any such prepayment would exceed the then outstanding principal amount of the Facility A Loan, PCB may elect, in its sole discretion, to apply such excess amount as a prepayment of the Facility B Loans.

•      Clean Energy will immediately deliver to PCB any voluntary or mandatory prepayments of the indebtedness evidenced by the Loan Agreement and related documents between Clean Energy and CE Dallas (and following the merger of CE Dallas with and into DCE, DCE)  (collectively, the “Clean Energy Loan Documents”).  See “Loan Agreement with CE Dallas Renewables LLC” for more information.  All of such amounts will be applied as a prepayment of the Facility B Loans.

•      On the last day of each fiscal quarter, Clean Energy will deliver to PCB the amount, if any, by which the interest received by Clean Energy pursuant to the Clean Energy Loan Documents on such date exceeds the amount of interest due on the Facility B Loans on such date.  All of such amounts will be applied as a prepayment of the Facility B Loans.

•      No Re-Borrowing.  Amounts borrowed and repaid on the Facility A Loan and the Facility B Loans may not be re-borrowed.

•      Use of Proceeds.  We were required to use the proceeds from the Facility A Loan to consummate the acquisition of DCE by CE Dallas pursuant to the Purchase Agreement.  We are required to use the proceeds from the Facility B Loans for the following purposes: (i) to fund a payment reserve account specified in the Credit Agreement, (ii) to advance funds to CE Dallas (and, following the merger of CE Dallas with and into DCE, to DCE) pursuant to the terms of the Loan Agreement between CE Dallas and Clean Energy (see “Loan Agreement with CE Dallas Renewables LLC” above for more information); (iii) to pay all costs and expenses incurred by us in connection with the transactions contemplated by the Credit Agreement; and (iv) to pay all fees payable to PCB in connection with the Credit Agreement.

•      Negative Covenants.  We are subject to a number of negative covenants under the Credit Agreement, including the following:

•      No Indebtedness or Liens.  We may not owe or be liable for any indebtedness other than certain indebtedness permitted by the Credit Agreement; and except for certain permitted liens, we may not create, assume or permit to exist any lien upon any of our properties or assets.

•      Limitation on Dividends and Redemptions.  We may not declare or make, directly or indirectly, any dividend, distribution or redemption payment (i) if either an event of default  under the Credit Agreement will have occurred and is continuing, or (ii) if immediately before and after giving pro forma effect to such dividend, distribution or redemption payment, we would not be in pro forma compliance with the negative covenants described below under “Minimum Liquidity,” “Accounts Receivable,” “Minimum Consolidated Net Worth,” “Maximum Consolidated Funded Debt to Equity Ratio,” and “Global Debt Service Coverage Ratio.”

•      Minimum Liquidity.  As of the end of each fiscal quarter, beginning December 31, 2008, the aggregate amount of cash and cash equivalents of Clean Energy Fuels Corp. and its properly consolidated subsidiaries that are not subject to any lien (other than permitted liens) must not be less than $6,000,000.

•      Accounts Receivable.  As of the end of each calendar month, our accounts receivable must not be less than $10,000,000.

•      Minimum Consolidated Net Worth.  As of the end of each fiscal quarter, beginning September 30, 2008, the consolidated net worth of Clean Energy Fuels Corp., minus all assets which would be treated as intangibles under GAAP, must not be less than $150,000,000.

•      Maximum Consolidated Funded Debt to Equity Ratio.  As of the end of each fiscal quarter, beginning September 30, 2008, the ratio of (i) the consolidated funded debt of Clean Energy Fuels Corp. as of the end of such fiscal quarter to (ii) the consolidated net worth for Clean Energy Fuels Corp. for such fiscal quarter may not be greater than 0.3:1.

•      Global Debt Service Coverage Ratio.  As of the end of each fiscal quarter, beginning June 30, 2009, we must maintain a Global Debt Service Coverage Ratio (defined below) of at least 1.50:1.  “Global Debt Service Coverage Ratio” means, for any period, the ratio of (1) the consolidated EBITDA of Clean Energy Fuels Corp., to (2) the aggregate amount of consolidated interest expense of Clean Energy Fuels Corp. for borrowed money and interest expense for capital leases and current maturities of long-term indebtedness and current maturities of capital leases for such period.

•      Events of Default; Acceleration of Debt.  There are a number of events of default under the Credit Agreement.  If we become insolvent or fail to make a required payment under the Credit Agreement (or any related agreement) within specified time periods (in each case an event of default), all of the obligations and indebtedness under the Credit Agreement (or any related agreement) will become immediately due and payable.  Upon any such acceleration, any obligation of PCB to make any further loans under the Credit Agreement will be terminated.  During the continuance of any other event of default, PCB may do either or both of the following: (i) terminate any obligation of PCB to make loans under the Credit Agreement, and (ii) declare any or all of the indebtedness and obligations under the Credit Agreement immediately due and payable.

•      Ancillary Agreements.  In connection with the Credit Agreement, on August 15, 2008, we and PCB also entered into the following ancillary agreements:

•      Promissory Note (Facility A).  We executed a promissory note in favor of PCB pursuant to which we promised to pay to PCB $18,000,000 or such lesser amount as we are then obligated to pay to PCB under the Facility A Loan.

•      Promissory Note (Facility B).  We executed a promissory note in favor of PCB pursuant to which we promised to pay to PCB $12,000,000 or such lesser amount as we are then obligated to pay to PCB under the Facility B Loans.

•      Collateral Assignment and Security Agreement.  To secure our obligations under the Credit Agreement (and related documents), Clean Energy executed a Collateral Assignment and Security Agreement in favor of PCB pursuant to which Clean Energy assigned and granted a security interest to PCB in all of its right, title and interest in and to the Promissory Note, Security Agreement and other collateral loan documents described under “Loan Agreement with CE Dallas Renewables LLC” above.

•      Security Agreement (Vehicle Tankers).  To secure our obligations under the Credit Agreement (and related documents), we entered into a Security Agreement in favor of PCB pursuant to which we granted a security interest in 45 of our 60 tanker trailers.

•      Security Agreement (Accounts Receivable and Inventory). To secure our obligations under the Credit Agreement (and related documents), we and certain of our other subsidiaries entered into a Security Agreement in favor of PCB pursuant to which we granted a security interest in and to all of our accounts receivable and inventory.

•      Pledge Agreement.  To secure our obligations under the Credit Agreement (and related documents), Clean Energy executed a Pledge Agreement in favor of PCB pursuant to which Clean Energy granted to PCB a security interest in all of Clean Energy’s membership interests in CE Dallas.

Complete copies of the Credit Agreement, Promissory Note (Facility A), Promissory Note (Facility B), Collateral Assignment and Security Agreement, Security Agreement (Vehicle Tankers), Security Agreement (Accounts Receivable and Inventory) and Pledge Agreement are attached as Exhibits 99.9, 99.10, 99.11, 99.12, 99.13, 99.14 and 99.15 to this report, respectively, and are incorporated herein by reference. The summary of the agreements described above does not purport to be complete and is qualified in its entirety by reference to such agreements.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this report under “Credit Agreement with PlainsCapital Bank.”

Item 3.03.              Material Modifications to Rights of Security Holders.

See Item 1.01 of this report under “Credit Agreement with PlainsCapital Bank.”

Item 7.01.              Regulation FD Disclosure.

On August 18, 2008, we issued a press release announcing the acquisition of DCE by CE Dallas. A copy of the press release is attached as Exhibit 99.16 to this report and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.16 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.              Exhibits and Financial Statements.

(a)	Financial Statements of Businesses Acquired.

Due to the size of the transaction, we do not expect to file financial statements of DCE.

(d)	Exhibits.

99.1

Membership Interests Purchase and Sale Agreement dated August 15, 2008, among CE Dallas Renewables LLC, Clean Energy, Cambrian Energy McCommas Bluff LLC, Camco DCE, Inc, Camco DCE Limited and Camco International Ltd.

99.2         Limited Liability Company Agreement of CE Dallas Renewables LLC dated August 15, 2008 between Clean Energy and Cambrian Energy McCommas Bluff LLC.

99.3         Loan Agreement dated August 15, 2008 between Clean Energy and CE Dallas Renewables LLC.

99.4         Promissory Note dated August 15, 2008 executed by CE Dallas Renewables LLC in favor of Clean Energy.

99.5         Security Agreement dated August 15, 2008 between Clean Energy and CE Dallas Renewables LLC.

99.6         Pledge Agreement dated August 15, 2008 between Clean Energy and Cambrian Energy McCommas Bluff LLC.

99.7         Non-Recourse Guaranty dated August 15, 2008 between Clean Energy and Cambrian Energy McCommas Bluff LLC.

99.8         Letter Agreement dated August 15, 2008 between Clean Energy and Cambrian Energy  McCommas Bluff LLC regarding Subordination of Management Fees.

99.9         Credit Agreement dated August 15, 2008, among Clean Energy Fuels Corp., Clean Energy and PlainsCapital Bank.

99.10       Promissory Note (Facility A) dated August 15, 2008 executed by Clean Energy Fuels Corp. and Clean Energy in favor of PlainsCapital Bank.

99.11       Promissory Note (Facility B) dated August 15, 2008 executed by Clean Energy Fuels Corp. and Clean Energy in favor of PlainsCapital Bank.

99.12       Collateral Assignment and Security Agreement dated August 15, 2008 executed by Clean Energy in favor of PlainsCapital Bank.

99.13       Security Agreement (Vehicle Tankers) dated August 15, 2008 executed by Clean Energy Fuels Corp. and Clean Energy in favor of PlainsCapital Bank.

99.14       Security Agreement (Accounts Receivable and Inventory) dated August 15, 2008 executed by Clean Energy Fuels Corp., Clean Energy and certain other grantors in favor of PlainsCapital Bank.

99.15       Pledge Agreement dated August 15, 2008 executed by Clean Energy in favor of PlainsCapital Bank.

99.16       Press Release dated August 18, 2008, issued by Clean Energy Fuels Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2008	Clean Energy Fuels Corp.

By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer